Exhibit 10.5
EXCERPTS FROM
ACTION BY WRITTEN CONSENT
OF THE COMPENSATION AND TALENT MANAGEMENT COMMITTEE,
THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE,
AND THE BOARD OF DIRECTORS
OF AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
October 25, 2021
RESOLVED, that the Compensation Committee determines it is advisable and in the best interests of the Company and its shareholders that the Board adopt the resolutions below, and recommends the Board do so.
RESOLVED, that the Nominating Committee determines it is advisable and in the best interests of the Company and its shareholders that the Board adopt the resolutions below, and recommends the Board do so.
RESOLVED, that the Board determines it is advisable and in the best interests of the Company and its shareholders that:
1.The [June 10,] 2021 [Company – John] Matovina Director Restricted Stock Award Agreement is hereby amended by deleting in its entirety each of Sections 3(b) and 3(d), which read, respectively:
(b)    Death/Disability. Notwithstanding any other provisions in this Agreement to the contrary, in the event of a termination of the Participant’s service as a director of the Company due to the Participant’s death or Disability, the restrictions applicable to the Restricted Stock, as described in Section 2 hereof, shall lapse with respect to one-hundred percent (100%) of the Restricted Stock.
(d)    Other Termination of Service. Notwithstanding any other provisions in this Agreement to the contrary if, prior to the date on which the restrictions described in Section 2 hereof have lapsed in accordance with Section 3(a), (b) or (c) above, the Participant’s service on the Company’s Board of Directors shall terminate for any reason other than as described in Section 3(b) herein, or the Participant resigns for any reason, the Restricted Stock shall immediately be forfeited without consideration.
2.the officers of the Company and its affiliates as defined in SEC rule 12b-2 are, and each of them hereby is, authorized to take any action the officer determines appropriate or necessary to carry out the terms and objectives of these resolutions.

/s/ Anant Bhalla_____________ Anant Bhalla	/s/ Joyce A. Chapman_________ Joyce A. Chapman	/s/ Brenda J. Cushing_________ Brenda J. Cushing

/s/ James M. Gerlach_________ James M. Gerlach	/s/ Douglas T. Healy__________ Douglas T. Healy	/s/ Robert L. Howe __________ Robert L. Howe

/s/ Michelle M. Keeley________ Michelle M. Keeley	/s/ William R. Kunkel _________ William R. Kunkel	/s/ Alan D. Matula ___________ Alan D. Matula

/s/ David S. Mulcahy__________ David S. Mulcahy	/s/ Gerard D. Neugent________ Gerard D. Neugent	/s/ Sachin Shah______________ Sachin Shah

/s/ A. J. Strickland____________ A. J. Strickland